Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-28597, 333-38855, 333-67457, 333-93427, 333-48730, 333-52158, 333-86140, 333-103789, 333-115015, 333-124513, 333-146770 and 333-159516) of Rambus Inc., of our report dated February 25, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 25, 2010